UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 27, 2015 (January 26, 2015)

Lattice Semiconductor Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-18032	93-0835214
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 N. E Moore Court

Hillsboro, Oregon 97124-6421

(Address of principal executive offices) (Zip Code)

(503) 268-8000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 26, 2015, Lattice Semiconductor Corporation (the “Company”) entered into an agreement to acquire Silicon Image, Inc., a Delaware corporation (“Silicon Image”), for $7.30 in cash per share, subject to the terms of an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Silicon Image and Cayabyab Merger Company, a Delaware corporation that is a wholly owned subsidiary of the Company.

The transaction has been unanimously approved by the Board of Directors of each of the Company and Silicon Image.

On January 27, 2015, the Company and Silicon Image issued a joint press release relating to the execution of the Merger Agreement. The full text of the joint press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description of Document

99.1	Joint Press Release of Lattice Semiconductor Corporation and Silicon Image, Inc. issued January 27, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LATTICE SEMICONDUCTOR CORPORATION

Date: January 27, 2015	By:	/s/ Byron W. Milstead
	Name:	Byron W. Milstead
	Title:	Corporate Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Document

99.1	Joint Press Release of Lattice Semiconductor Corporation and Silicon Image, Inc. issued January 27, 2015